EXHIBIT 12.1


             STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                               Predecessor (1)                              Remington Products Company
                                          -----------------------        ----------------------------------------------------------
                                                                          Two Months                    Three Months   Twelve Months
                                        Year Ended       Ten Months          Ended        Year Ended       Ended           Ended
                                       September 30,       Ended         September 30,   September 30,  December 31,    December 31,
                                            1991       July 25, 1992         1992            1993          1993            1993
                                          -------        --------          -------         -------        -------         -------
                                                                                            (dollars in thousands)
Earnings:
- --------
Income (loss) before provision
 for income taxes                         $ 1,113        $ (8,826)         $ 2,565         $ 3,173        $ 4,215         $ 3,299
Plus:
 Interest expense                          14,200           8,246            1,340           4,066          1,248           4,079
 Portion of rents representative of the
  interest factor                           1,670           1,324              264           1,562            378           1,570
                                          -------        --------          -------         -------        -------         -------
Earnings as adjusted                      $16,983        $    744          $ 4,169         $ 8,801        $ 5,841         $ 8,948
                                          =======        ========          =======         =======        =======         =======

Fixed charges:
- -------------
 Interest expense                         $14,200        $  8,246          $ 1,340         $ 4,066        $ 1,248         $ 4,079
 Portion of rents representative of the
  interest factor                           1,670           1,324              264           1,562            378           1,570
                                          -------        --------          -------         -------        -------         -------
  Fixed charges                           $15,870        $  9,570          $ 1,604         $ 5,628        $ 1,626         $ 5,649
                                          -------        --------          -------         -------        -------         -------

Ratio of earnings to fixed charges (2)        1.1 x         -                  2.6    x        1.6 x         3.6 x           1.6 x

- ------------------------------------------

                                                                                                                   Remington
                                                                        Remington Products Company            Successor Company
                                              -------------------------------------------------------------   ------------------
                                                      Year Ended
                                                     December 31,
                                              -------------------------   Six Months Ended   21 Weeks Ended    5 Weeks Ended
                                                1994              1995      July 1, 1995      May 23,1996      June 29, 1996
                                              --------          --------  ----------------   --------------  ------------------
                                                                  (dollars in thousands)
Earnings:
- --------
Income (loss) before provision
 for income taxes                             $ 15,811          $ 18,504       $ (1,090)        $(19,064)         $    62
Plus:
 Interest expense                                6,414             7,604          3,303            2,228            1,931
 Portion of rents representative of the
 interest factor                                 1,868             1,823            878              687              176
                                              --------          --------       --------         --------          -------
Earnings as adjusted                          $ 24,093          $ 27,931       $  3,091         $(16,149)         $ 2,169
                                              ========          ========       ========         ========          =======

Fixed charges:
- -------------
 Interest expense                             $  6,414          $  7,604       $  3,303         $  2,228          $ 1,931
 Portion of rents representative of the
 Portion of rents representative of the
  interest factor                                1,868             1,823            878              687              176
                                              --------          --------       --------         --------          -------
  Fixed charges                               $  8,282          $  9,427       $  4,181         $  2,915          $ 2,107
                                              --------          --------       --------         --------          -------

Ratio of earnings to fixed charges (2)            2.9 x             3.0 x         -                -                 1.0 x

- ------------------------------------------

(1) Amounts are not comparable to subsequent periods. Nee Note 1 to Consolidated Financial Statements of Remington Products Company.
(2) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the original issue discount on the Notes, and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges by $8,826, $1,090 and $19,064 for the ten months ended July 25, 1992, the six months ended July 1, 1995 and the 21 weeks ended May 23, 1996, respectively

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